SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 9, 2006
ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)
(972) 348-5100
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure
On March 9 and March 13, 2006, J. Michael Parks, the President, Chief Executive Officer and Chairman of Alliance Data Systems Corporation (the “Company”), exercised a total of 111,111 stock options and sold the underlying shares in cashless transactions. Such transactions were executed pursuant to a pre-arranged, systematic trading plan for the exercise of certain stock options and sale of the underlying shares. Such plan, in conjunction with future trading plans and related exercise and sale transactions (together, the “Plan”), has been adopted in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company’s insider trading policies.
Immediately prior to the March 9, 2006 transaction, Mr. Parks held options to purchase 1,000,099 shares of the Company’s common stock, of which 816,179 options were vested. Mr. Parks beneficially owns 198,038 shares of the Company’s common stock, of which 97,569 shares are presently vested.
Mr. Parks’ Plan provides for the exercise of options to purchase up to 238,888 shares of the Company’s common stock due to expire on March 9, 2007, ten years after such options were granted. The shares acquired upon exercise may be sold on specified dates or upon attainment of certain pre-arranged minimum prices. Transactions under the Plan may take place at any time through March 9, 2007. Mr. Parks’ Plan is intended to facilitate the exercise of stock options before their expiration and for personal tax and financial planning purposes, and he will continue to have a significant ownership interest in the Company. Any transactions will be disclosed publicly as they occur through Form 144 and Form 4 filings with the SEC.
Rule 10b5-1 allows persons who may have material non-public information about a company to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Such plans establish parameters for future stock transactions to automatically take place which may be modified or revoked by the person adopting the plan only in limited circumstances. In providing for these plans, the SEC recognized the need for corporate insiders to gradually diversify their holdings and spread stock trades out over extended periods of time to reduce market impact, without concerns whether such individuals might have had access to material, non-public information at the time of a particular transaction.
Note: The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: March 13, 2006	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

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